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                                                                   Exhibit 10.4

                           TRADEMARK LICENSE AGREEMENT


         Agreement executed as of the 25 day of May, 1994, by and between Aspect Electronics, Inc., a California corporation ("Licensor"), and Aspect Medical Systems, Inc., a Delaware corporation ("Licensee").

                                  INTRODUCTION

         Licensor is the owner of statutory and common law rights in, and the goodwill associated with, the trademark "ASPECT" (the "Trademark") and U.S. Trademark Registration No. 1,650,675 for the mark ASPECT for use in connection with certain medical diagnostic equipment, namely video display monitors, video hard copy images and multi-image cameras. Licensee desires to obtain a license to manufacture, distribute and sell certain products under the Trademark and Licensor is willing to grant to Licensee a license to use the Trademark under the terms and conditions of this Agreement.

         Accordingly, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1. GRANT OF LICENSE. Subject to the terms and conditions specified in this Agreement, Licensor hereby grants to Licensee a nonexclusive, perpetual, paid-up right and license to use the Trademark in its name in connection with the manufacture, distribution and sale of products used in connection with the gathering, analysis and interpretation of biopotential signals, including EEG, EMG and EKG, and in connection with patient monitoring, but specifically excluding any medical imaging products (the "Licensed Products").
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         2. LICENSE FEE. Licensee shall pay Licensor twenty-five thousand dollars ($25,000) upon execution of this Agreement for the licenses granted under this Agreement.

         3. OWNERSHIP OF TRADEMARK. Licensee acknowledges the ownership of the Trademark in Licensor, agrees that it will do nothing inconsistent with such ownership, and that all use of the Trademark by Licensee shall inure to the benefit of and be on behalf of Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Trademark other than the right to use the Trademark in accordance with this Agreement. Licensee agrees that it will not attack the title of Licensor to the Trademark or attack the validity of this Agreement. Licensee also acknowledges that Licensor makes no warranties or representations concerning its rights to the Trademark licensed hereunder, and Licensor shall have no obligation to indemnify Licensee if any third party institutes any action challenging Licensees rights to use the Trademark. Licensee shall assign all of its rights, title and interest in U.S. Trademark Application Serial No. 74/212,746 promptly after Licensee files an Amendment to Allege Use, and such mark shall thereafter be considered part of the trademark licensed herein.

         4. QUALITY CONTROL. Licensee agrees that all Licensed Products bearing the Trademark shall be of a quality similar to the quality of the Licensed Products sold by Licensee as of the date of this Agreement. To ensure the continuation of such quality, Licensee agrees to cooperate with Licensor to permit reasonable inspection of Licensee's manufacturing facility and to supply Licensor with specimens of all uses of


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the Trademark upon request. Licensee shall comply with all applicable laws and regulations and obtain all appropriate governmental approvals pertaining to the sale, distribution and advertising of goods covered by this Agreement.

         5. INFRINGEMENT PROCEEDINGS. Licensee agrees to notify Licensor of any unauthorized use of the Trademark by another promptly after such use comes to Licensee's attention. Licensor shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademark, provided that Licensee shall reasonably cooperate in such proceedings. If Licensee requests Licensor to enforce its rights in the Trademark with respect to Licensed Products, Licensor shall do so provided that Licensee shall promptly reimburse Licensor for Licensor's reasonable legal and other out-of-pocket costs related to prosecuting or defending against infringement and unfair competition actions involving use of the Trademark by others on Licensed Products. Costs associated with prosecuting or defending against infringement by use of the Trademark on products other than Licensed Products shall be Licensor's responsibility.

         6. TERM AND TERMINATION. This Agreement shall continue in force and effect for as long as Licensee continues to use the Trademark, unless sooner terminated as provided herein. If Licensee discontinues use of the Trademark for a period of greater than six (6) months, then Licensee shall be deemed to have discontinued use of the Trademark. Licensor shall have the right to terminate this Agreement upon written notice to Licensee if Licensee fails to completely cure a default under this Agreement within 30 days after Licensee's receipt of written notice


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of default from Licensor. Upon termination, Licensee agrees to immediately discontinue all use of the Trademark and any term confusingly similar thereto, to delete the Trademark from its corporate or business name, to cooperate with Licensor or its appointed agent to apply to the appropriate governmental authorities to cancel any registered entry of the license granted hereunder, to destroy all printed materials bearing the Trademark, and to permanently cover or remove the Trademark from Licensed Products. In no case shall any portion of the license fee be returned to Licensee in the event of termination of this Agreement.

         7.       MISCELLANEOUS.

                  (a) Integration. This Agreement contains the full understanding of the parties with respect to the subject matter hereof. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective authorized officers.

                  (b) Governing Law. This Agreement shall be subject to and interpreted in accordance with the law of the State of California. Any suit to interpret or enforce this Agreement shall be brought in a state or federal court in California. Licensee hereby submits to the jurisdiction of such courts.

                  (c) Assignment/Sublicensing. Licensor may assign this Agreement upon written notice to Licensee. Licensee may not assign this Agreement or sublicense the Trademark without the advance written consent of Licensor except that Licensee may assign this Agreement in connection with a sale of substantially all of


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its assets to any third party other than a competitor of Licensor as reasonably determined by Licensor.

                  (d) Notice. Whenever notice is required to be given under the terms of this Agreement, it shall be in writing and shall be personally delivered, sent by certified mail, return receipt requested, or sent by other means of receipted delivery (e.g., Federal Express) to the address below for to the party to receive such notice. Such notices shall be effective upon receipt. Any change of address of either party shall be effective upon receipt of written notice of such change by the opposite party.

         If to Licensor:

         President                            Aspect Electronics, Inc.
                                              12740 Earhart Avenue
                                              Auburn, CA 95602

         If to Licensee:

         President
         Aspect Medical Systems, Inc.
         770 Cochituate Road
         Framingham, MA 01701

                  (e) Waiver. No waiver of any breach of this Agreement shall constitute a waiver of any other breach, whether of the same or any other covenant, term or condition.

                  (f) Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby, except that if the


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collection or retention of the license fee designated in section 2 hereof is held to be illegal, then this Agreement shall terminate.

                  (g) Binding Effect. Subject to the express limitations set forth herein, this Agreement shall be binding upon and inure to the benefit of Licensor and Licensee and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed under seal in their names by their properly and duly authorized officers or representatives as of the date set forth above.

                                        ASPECT ELECTRONICS, INC.

                                        By:   /s/David Wilson
                                            -----------------------------------
                                            David Wilson,
                                            President


                                        ASPECT MEDICAL SYSTEMS, INC.


                                        By:   /s/Patrick J. Connoy
                                            -----------------------------------
                                            Patrick J. Connoy
                                            President


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